    MCK Communications Announces First Quarter Fiscal Year 2004 Results/Page1

Contact:                                                            Exhibit 99.1

Neil Rossen
MCK Communications, Inc.
(617) 454-6122
nrossen@mck.com

FOR 4:00PM RELEASE

MCK COMMUNICATIONS ANNOUNCES FIRST QUARTER FISCAL YEAR 2004 FINANCIAL RESULTS

NEEDHAM, MASSACHUSETTS, SEPTEMBER 15, 2003 -- MCK Communications, Inc. (NASDAQ:
MCKC), a leading provider of distributed voice solutions for the extended enterprise, today announced financial results for its first quarter fiscal year 2004 ended July 31, 2003.

Revenues for the quarter were $2.7 million versus $3.4 million in the fourth quarter of 2003 and $4.5 million in the first quarter of 2003. While end user demand increased nearly 20% quarter over quarter, MCK's U.S. distributors and OEM partners drew down stocking levels in order to accommodate tighter inventory management controls, effecting sales for the quarter. The company does not anticipate inventory levels at U.S. distributors will have further significant declines, relative to end user demand, going forward.

For the quarter ended July 31, 2003, the company recorded a net loss of $697,000 or $0.03 per share, compared to a net loss of $852,000, or $0.04 per share for the same quarter of the prior year, despite the revenue decline. Research and development, sales and marketing, and general and administrative expenses were $2.3 million for the quarter compared to $3.3 million in the same quarter of the prior year, as a result of previously implemented expense reductions and efficiencies.
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    MCK Communications Announces First Quarter Fiscal Year 2004 Results/Page2


Other income, including interest and foreign exchange gains and losses for the quarter increased to $220,000 compared with $189,000 for the comparable quarter of the prior year. At July 31, 2003, cash and cash equivalents were $41.8 million, approximately the same as the end of the prior quarter, partly reflecting improved collection activity and a delay in payment of approximately $500,000 to a supplier as contracts were negotiated.

"Although our revenue declined, the sell through of our product to end-users improved quarter on quarter, demonstrating a stronger demand for our products," said Tom Nolette, MCK's Acting CEO. "We look forward to the special meeting of our stockholders on September 26, 2003, relating to the proposed merger with Verso Technologies, and assuming stockholder approval, the completion of the merger shortly thereafter."

With the special meeting to approve the merger with Verso Technologies scheduled for September 26, 2003, an MCK earnings call for the first quarter of fiscal year 2004 will not be held.

ABOUT MCK COMMUNICATIONS

MCK Communications develops and markets distributed voice solutions that cost-effectively create a more open and interconnected business telephony environment which provides enterprises with extended business reach, lowered communications costs and options for flexible migration to next-generation environments while empowering individuals with portable business telephony. With more than 450,000 ports shipped worldwide, ISO-9001-certified, MCK partners with such industry leaders as Alcatel, Anixter, Avaya, BellSouth, Catalyst Telecom, Ericsson, GBH Distributing, Iwatsu, Nortel, Panasonic, Toshiba, SBC, Sprint, Verizon and Voda One Corp and Westcon. Headquartered in Needham, Massachusetts, the company has an R&D facility in Calgary, Alberta and field offices throughout the U.S., Canada and the U.K.

Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties. We wish to caution you that there are some factors that could cause actual results to differ materially from the results indicated by such statements. These factors include, but are not limited to: Verso Technologies stock price and various other factors will affect the amount of the dividend, the success of our partnerships and relationships with third party manufacturers or distributors, costs related to a failure to complete the Company's proposed merger with Verso Technologies, Inc., quarterly fluctuations in operating results attributable to the timing and amount of orders for our products, the timing and replacement of legacy KTS or PBX systems with IP based systems or network-hosted voice services, the adoption of IP and/or wireless networks as mediums to transport voice, our ability to grow and maintain relationships with key KTS and PBX manufacturers, distributors and teleco partners, awareness and acceptance of our products in international markets, market acceptance of our products including single-user, multi-user and the family of PBX gateway systems, competitor offers, our ability to keep pace with rapidly changing product requirements and factors affecting the demand for remote voice technologies, price pressures, our reliance on a small number of channel partners for a significant portion of our revenue, general economic conditions and IT capital expenditure trends, and other risks detailed in our filings with the Securities and Exchange Commission, copies of which may be accessed through the SEC's website at www.sec.gov.
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    MCK Communications Announces First Quarter Fiscal Year 2004 Results/Page3


ADDITIONAL INFORMATION:

VERSO HAS FILED AN AMENDED REGISTRATION STATEMENT ON FORM S-4 IN CONNECTION WITH THE PROPOSED MERGER. MCK COMMUNICATIONS MAILED A PROXY STATEMENT/ PROSPECTUS TO ITS STOCKHOLDERS IN CONNECTION WITH THE PROPOSED MERGER ON OR ABOUT AUGUST 28, 2003. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE AMENDED REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS FOR THE MERGER CAREFULLY, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT VERSO, MCK COMMUNICATIONS, THE PROPOSED MERGER AND RELATED MATTERS. You may obtain these documents without charge on the SEC's web site at www.sec.gov. In addition, you may obtain these documents and the SEC filings that are incorporated by reference into these documents free of charge by making your request to the contacts listed at the end of this news release.
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MCK COMMUNICATIONS, INC.
Condensed Balance Sheet
(in thousands)


                                                         April 30       July 31,
                                                           2003           2003
                                                         --------       --------
ASSETS

Current assets:
  Cash and investments                                   $ 41,661       $ 41,785
  Accounts receivable, net                                  2,592          2,214
  Inventory                                                 1,203          1,215
  Other current assets                                        514            459
                                                         --------       --------
Total current assets                                       45,970         45,673

Fixed assets                                                  539            421
Intangibles and other assets                                  480            417

                                                         --------       --------
Total assets                                             $ 46,989       $ 46,511
                                                         ========       ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                            905          1,129
  Accrued liabilities                                       2,971          2,908
                                                         --------       --------
Total current liabilities                                   3,876          4,037

Shareholders' equity                                       43,113         42,474

                                                         --------       --------
Total liabilities and
  shareholders' equity                                   $ 46,989       $ 46,511
                                                         ========       ========


CONTACT:
MCK Communications, Inc.
Neil Rossen
617-454-6122
nrossen@mck.com
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MCK COMMUNICATIONS, INC.
Condensed Statement of Operations
(in thousands, except per share data)

                                                           Three Months Ended
                                                               July 31,
                                                          2002           2003
                                                        --------       --------
                                                       (unaudited)    (unaudited)
Revenues                                                $  4,511       $  2,703
Cost of goods sold                                         2,212          1,346
                                                        --------       --------
Gross profit                                               2,299          1,357

Operating expenses:
 Research and development                                    892            731
 Sales and marketing                                       1,389            848
 General and administrative                                  708            644
 Amortization of goodwill and other intangibles              318             48
 Amortization of stock based compensation                     33              3
                                                        --------       --------
              Total operating expenses                     3,340          2,274
                                                        --------       --------

Loss from operations                                      (1,041)          (917)

Other income (expense) , net                                 189            220

                                                        --------       --------
Net loss                                                    (852)          (697)
                                                        ========       ========


Net loss per share - basic and diluted                  $  (0.04)      $  (0.03)
Basic and diluted common shares                           20,349         20,569